United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2025

Date of Report (Date of earliest event reported)

Elite Express Holding Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42811	99-2516128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida De La Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

(949) 758-0650

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ETS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2025, Robert Cook, Chief Financial Officer (“CFO”) of Elite Express Holding Inc. (the “Company”), submitted a letter of resignation indicating his intention to resign as the Company’s CFO, effective December 15, 2025, which has been accepted by the board of directors of the Company (the “Board”). Mr. Cook has advised the Company that his resignation was due to personal reasons and not a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.

The Board intends to conduct a search for potential internal and external candidates to fill in the vacancy created by the resignation of Mr. Cook. In the meantime, the Chief Executive Officer, President, and Director of the Company, Yidan Chen, will serve as the interim CFO and assume the duties of principal financial officer and principal accounting officer of the Company.

In connection with Mr. Cook’s resignation, on December 15, 2025, with approval of the Board, the Company entered into a Letter Agreement and General Release with Mr. Cook, which sets forth the terms of his separation from service with the Company (the “Resignation Agreement”). Pursuant to the terms of the Resignation Agreement, Mr. Cook will resign as an officer and employee of the Company effective on December 15, 2025. Mr. Cook also agrees to abide by certain confidentiality, non-disparagement, and other obligations set forth in the Resignation Agreement, and to release any and all claims against the Company and its affiliates and related parties that in any way relate to his employment and association with the Company. Mr. Cook will be entitled to the following in exchange for his covenants and releases under the terms of the Resignation Agreement: base compensation in the amount of $3,461.54 and a one-time separation payment of $5,000.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the Resignation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding Mr. Cook’s resignation is incorporated into this Item 5.02 by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Resignation Agreement dated December 15, 2025 by and between the Company and Robert Cook
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2025

Elite Express Holding Inc.

By:	/s/ Yidan Chen
Yidan Chen
Chief Executive Officer, President and Director